Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 4, 2014, in the Registration Statement (Form S-1 No. 333-200043) and related Prospectus of On Deck Capital, Inc. dated December 15, 2014.

/s/ Ernst & Young LLP

New York, New York

December 15, 2014